Exhibit 8(b)

                                REID & PRIEST LLP
               A New York Registered Limited Liability Partnership
                               40 West 57th Street
                          New York, New York 10019-4097
                             Telephone 212 603-2000
                                Fax 212 603-2001



                                      New York, New York
                                      August 25, 1997


   Upper Peninsula Energy Corporation
   600 Lake Shore Drive
   Houghton, Michigan 49931

   Ladies and Gentlemen:

             Reference is made to the proxy statement/prospectus, (the "Proxy Statement/Prospectus"), which constitutes part of the registration statement on Form S-4 ("Registration Statement"), to be filed by WPS Resources Corporation ("WPS") and Upper Peninsula Energy Corporation ("UPEN") with the Securities and Exchange Commission on or about the date hereof pursuant to the Securities Act of 1933, as amended. The Proxy Statement/Prospectus and the Registration Statement are being prepared in connection with the proposed merger (the "Merger") of UPEN with and into WPS.

             We are of the opinion that the statements set forth under the caption "THE MERGER - CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Proxy Statement/Prospectus constitute an accurate description, in general terms, of certain United States federal income tax consequences of the Merger.

             We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us in the Proxy Statement/Prospectus under the caption "THE MERGER - CERTAIN FEDERAL INCOME TAX CONSEQUENCES".

                                      Very truly yours,


                                      REID & PRIEST LLP